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                          ORBITAL SCIENCES CORPORATION

                            (a Delaware corporation)


                        2,750,000 Shares of Common Stock





                               PURCHASE AGREEMENT
                               ------------------




Dated:  April [14], 1998


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
                               TABLE OF CONTENTS

PURCHASE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 1.        Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   (a)    Representations and Warranties by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          (i)       Compliance with Registration Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          (ii)      Incorporated Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          (iii)     Independent Accountants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          (iv)      Financial Statements and Internal Accounting Controls   . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          (v)       No Material Adverse Change in Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          (vi)      Good Standing of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          (vii)     Good Standing of Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
          (viii)    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          (ix)      Authorization of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          (x)       Authorization and Description of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          (xi)      Absence of Defaults and Conflicts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          (xii)     Absence of Labor Dispute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          (xiii)    Absence of Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          (xiv)     Accuracy of Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          (xv)      Possession of Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
          (xvi)     Absence of Further Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          (xvii)    Possession of Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          (xviii)   Title to Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
          (xix)     Compliance with Cuba Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (xx)      Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (xxi)     Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (xxii)    Dividends and Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
          (xxiii)   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
          (xxiv)    Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
          (xxv)     ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   (b)    Officer's Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

SECTION 2.        Sale and Delivery to Underwriters; Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   (a)    Initial Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   (b)    Option Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   (c)    Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   (d)    Denominations; Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

SECTION 3.        Covenants of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   (a)    Compliance with Securities Regulations and Commission Requests  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   (b)    Filing of Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   (c)    Delivery of Registration Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   (d)    Delivery of Prospectuses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   (e)    Continued Compliance with Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13





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
   (f)    Blue Sky Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   (g)    Rule 158  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   (h)    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   (i)    Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   (j)    Restriction on Sale of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   (k)    Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

SECTION 4.        Payment of Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   (a)    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   (b)    Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

SECTION 5.        Conditions of Underwriters' Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   (a)    Effectiveness of Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   (b)    Opinion of Counsel for Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   (c)    Opinion of Counsel for Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   (d)    Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   (e)    Accountant's Comfort Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   (f)    Bring-down Comfort Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
   (g)    Approval of Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
   (h)    No Objection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
   (i)    Lock-up Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
   (j)    Conditions to Purchase of Option Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
   (k)    Additional Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   (l)    Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

SECTION 6.        Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   (a)    Indemnification of Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   (b)    Indemnification of Company, Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
   (c)    Actions against Parties; Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
   (d)    Settlement without Consent if Failure to Reimburse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

SECTION 7.        Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

SECTION 8.        Representations, Warranties and Agreements to Survive Delivery  . . . . . . . . . . . . . . . . . . . . . . . 23

SECTION 9.        Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   (a)    Termination; General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   (b)    Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

SECTION 10.       Default by One or More of the Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

SECTION 11.       Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

SECTION 12.       Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

SECTION 13        GOVERNING LAW AND TIME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25





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
SECTION 14.       Effect of Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25


         SCHEDULES
                 Schedule A  - List of Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Sch A-1
                 Schedule B  - Pricing Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Sch B-1
                 Schedule C  - List of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Sch C-1
                 Schedule D  - List of Persons subject to Lock-up . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Sch D-1

         EXHIBITS
                 Exhibit A-1 - Form of Opinion of Company's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
                 Exhibit A-2 - Form of Opinion of Company's Canadian Counsel  . . . . . . . . . . . . . . . . . . . . . . . . .A-2
                 Exhibit A-3 - Form of Opinion of Company's FCC counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-3
                 Exhibit A-4 - Form of Opinion of ORBCOMM's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-4
                 Exhibit A-5 - Form of Opinion of ORBIMAGE's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
                 Exhibit A-6 - Form of Opinion of Company's Internal Counsel  . . . . . . . . . . . . . . . . . . . . . . . . .A-6
                 Exhibit B - Form of Lock-up Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .B-1

         ANNEX
                 Annex A - Form of Accountants' Comfort Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Annex A-1



                          ORBITAL SCIENCES CORPORATION

                            (a Delaware corporation)

                        2,750,000 Shares of Common Stock

                          (Par Value $0.01 Per Share)

                               PURCHASE AGREEMENT

                                                                April [14], 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
J.P. MORGAN & CO.
J.P. Morgan Securities Inc.
MORGAN STANLEY DEAN WITTER
Morgan Stanley & Co. Incorporated
  as Representative(s) of the several Underwriters

c/o  Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Orbital Sciences Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, J. P. Morgan & Co., J.P. Morgan Securities Inc., and Morgan Stanley Dean Witter, Morgan Stanley & Co. are acting as representative(s) (in such capacity, the "Representative(s)"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 412,500 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,750,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 412,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative(s) deem(s) advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-48679) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated March 26, 1998 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         SECTION 1.       Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                 (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                 At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                 Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act

Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (iv) Financial Statements and Internal Accounting Controls. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial condition of the Company and its consolidated subsidiaries and ORBCOMM Global, L.P. ("ORBCOMM"), as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries and ORBCOMM, as the case may be, for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                 The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management's general or specific authorizations; (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, as applicable, and to maintain asset accountability; (y) access to assets is permitted only in accordance with management's general or specific authorization; and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, its subsidiaries, ORBCOMM and Orbital Imaging Corporation ("ORBIMAGE"), considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (vii) Good Standing of Subsidiaries. Each subsidiary of the Company and, to the Company's actual knowledge, each of ORBCOMM and ORBIMAGE has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock or partnership interests, as the case may be, of each of the Company's subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company to the extent set forth on Schedule C, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except that ten percent (10%) of the capital stock of Magellan Corporation is currently in escrow, having been pledged in connection with the merger by such subsidiary with Ashtech Inc.; all of the issued and outstanding capital stock or partnership interests of ORBIMAGE and ORBCOMM, respectively, which is identified on Schedule C as being owned by the Company, has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or partnership interests, as the case may be, of any of the Company's subsidiaries or, to the actual knowledge of the Company, ORBCOMM or ORBIMAGE was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary, ORBCOMM or

ORBIMAGE, as the case may be. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule C hereto and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1.02 of Regulation S-X.

         (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or the Registration Statement or pursuant to the exercise of convertible securities or options referred to in the Prospectus or the Registration Statement). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of or subject to the preemptive or other similar rights of any securityholder of the Company.

         (ix) Authorization of Agreement. The execution and delivery of this Agreement has been duly authorized by the Company.

         (x) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

         (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries nor, to the Company's actual knowledge, ORBIMAGE is in violation of its charter or by laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries or , to the Company's actual knowledge, ORBIMAGE is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary or, to the Company's actual knowledge, ORBIMAGE is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment

Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary or, to the Company's actual knowledge, ORBIMAGE pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or other organizational documents or by-laws of the Company or any subsidiary or ORBIMAGE or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court or arbitrator, domestic or foreign, having jurisdiction over the Company or any subsidiary or, to the Company's actual knowledge, ORBIMAGE or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, any subsidiary or, to the Company's actual knowledge, ORBIMAGE.

         (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary or, to the Company's actual knowledge, ORBCOMM or ORBIMAGE exists or, to the knowledge of the Company, is threatened or imminent that could have a Material Adverse Effect.

         (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, any subsidiary or, to the Company's actual knowledge, ORBCOMM or ORBIMAGE, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

         (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

         (xv) Possession of Intellectual Property. The Company and its subsidiaries and, to the Company's actual knowledge, ORBIMAGE own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries nor, to the Company's actual knowledge, ORBIMAGE has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any

Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, any of its subsidiaries or ORBIMAGE therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

         (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

         (xvii) Possession of Licenses and Permits. Except as disclosed in the Registration Statement and Prospectus, the Company, its subsidiaries and, to the Company's actual knowledge, ORBCOMM and ORBIMAGE possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company, its subsidiaries and, to the Company's actual knowledge, ORBCOMM and ORBIMAGE are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries nor, to the Company's actual knowledge, ORBCOMM or ORBIMAGE has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         (xviii) Title to Property. The Company and its subsidiaries and, to the Company's actual knowledge, each of ORBCOMM and ORBIMAGE have good and marketable title to all real property owned by the Company, its subsidiaries, ORBCOMM and ORBIMAGE, and, with respect to the Company, its subsidiaries and ORBIMAGE, marketable title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or such subsidiary or ORBCOMM or ORBIMAGE, as the case may be; and all of the leases and subleases material to the business of the Company, any such subsidiary or, to the Company's actual knowledge, ORBCOMM or ORBIMAGE, and under which the Company, any of its subsidiaries or ORBCOMM or ORBIMAGE, as the case may be, holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary nor, to the Company's actual knowledge, ORBCOMM or ORBIMAGE has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary or ORBCOMM or ORBIMAGE under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, such subsidiary, ORBCOMM or ORBIMAGE to the continued possession of the leased or subleased premises under any such lease or sublease.

         (xix) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder
(collectively, the "Cuba Act") or is exempt therefrom.


         (xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").


         (xxi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries nor, to the Company's actual knowledge, ORBCOMM or ORBIMAGE is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or policy, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products ("collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries and, to the Company's actual knowledge, ORBIMAGE have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, except for any failure to receive required permits, authorizations or approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, have a Material Adverse Effect, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, any of its subsidiaries or, to the Company's actual knowledge, ORBIMAGE and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, any of its subsidiaries or, to the Company's actual knowledge, ORBIMAGE relating to Hazardous Materials or any Environmental Laws.

         (xxii) Dividends and Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, making any other distribution on such subsidiary's capital stock, repaying to the Company any loans or advances to such subsidiary from the Company or transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except that Orbital Communications Corporation, ORBCOMM USA, L.P., MacDonald, Dettwiler and Associates Ltd., MacDonald Dettwiler Technologies Ltd. and Magellan Corporation are subject to restrictions under their respective credit or loan agreements with respect to the foregoing, and the Company is currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on its capital stock under the Credit Facility (as defined in the Prospectus).

         (xxiii) Taxes. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not result in a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus.

         (xxiv) Insurance. The Company, each of its subsidiaries and, to the Company's actual knowledge, each of ORBCOMM and ORBIMAGE, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary nor, to the Company's actual knowledge, ORBCOMM or ORBIMAGE has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary nor, to the Company's actual knowledge, ORBCOMM or ORBIMAGE has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus.

         (xxv) ERISA. The Company, each of its subsidiaries and, to the Company's actual knowledge, ORBCOMM and ORBIMAGE are each in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (y) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative(s) or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2.       Sale and Delivery to Underwriters; Closing

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 412,500 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative(s) to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative(s), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative(s) in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006, or at such other place as shall be agreed upon by the Representative(s) and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative(s) and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative(s) and the Company, on each Date of Delivery as specified in the notice from the Representative(s) to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative(s) for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative(s) may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative(s) in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                 (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative(s) immediately, and confirm the notice in writing,
         (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Representative(s) notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative(s) with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative(s) or counsel for the Underwriters shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative(s) and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative(s), without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative(s) may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market or any other national securities exchange and will file with the Nasdaq National Market or such other national securities exchange, as the case may be, all documents and notices required by the Nasdaq National Market or such other national securities exchange, as the case may be.

         (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans (as such are intended to be amended as described in the Registration Statement and the incorporated documents thereto) of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.


              (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.


         (b) Termination of Agreement. If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 5(l) or
Section 9(a)(i) hereof, the

Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                 (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).


                 (b) Opinions of Counsel for Company. At Closing Time, the Representative(s) shall have received the favorable opinions, dated as of Closing Time, of Hogan & Hartson L.L.P., counsel for the Company; Farris, Vaughn, Wills & Murphy, Canadian counsel for the Company; Halprin, Temple, Goodman & Surgrue, special Federal Communications Commission counsel for the Company; internal counsel to ORBCOMM; internal counsel to ORBIMAGE; and internal counsel to the Company, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in or in the form of Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4, Exhibit A-5 and Exhibit A-6 hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion, Hogan & Hartson L.L.P. may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, as amended, and the Virginia Stock Corporation Act, as amended, upon the opinions of counsel satisfactory to the Representative(s).
         All such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.


                 (c) Opinion of Counsel for Underwriters. At Closing Time, the Representative(s) shall have received the favorable opinion, dated as of Closing Time, of

Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in the first (except with respect to the incorporation of the Company and the corporate power and authority of the Company to own, lease and operate its current properties and to conduct its business as described in the Prospectus), [tenth] (solely as to the due authorization, execution and delivery of the Purchase Agreement by the Company), [eleventh] (except with respect to the personal liability of any holder of the Securities and compliance of the form of certificate used to evidence the Securities with requirements of Delaware corporate law and the Company's certificate of incorporation and by-laws), [fourteenth] (solely as to the information in the Prospectus under "Description of Capital Stock") and clause (i) of the [penultimate] paragraph of Exhibit A-1 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative(s). Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, its subsidiaries, ORBCOMM and ORBIMAGE considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative(s) shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative(s) shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Representative(s), together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information (including with respect to ORBCOMM) contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At Closing Time, the Representative(s) shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

         (h) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (i) Lock-up Agreements. At Closing Time, the Representative(s) shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

         (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative(s) shall have received:

                 (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                 (ii) Opinions of Counsel for Company. The favorable opinions of Hogan & Hartson L.L.P., counsel for the Company; Farris, Vaughn, Wills & Murphy, Canadian counsel for the Company; Halprin, Temple, Goodman & Surgrue, special Federal Communications Commission counsel for the Company; internal counsel for ORBCOMM; and internal counsel to ORBIMAGE, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

                 (iii) Opinion of Counsel for Underwriters. The favorable opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                             (iv) Bring-down Comfort Letter. A letter from KPMG Peat Marwick LLP, in form and substance satisfactory to the Representative(s) and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative(s) pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                    (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative(s) and counsel for the Underwriters.

                    (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative(s) by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.  Indemnification.

        (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                    (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the Company will not be liable to an Underwriter with respect to any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the Prospectus as then amended or supplemented if the Company has previously furnished copies thereof in accordance with Section 3(d) hereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

        (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        SECTION 7.  Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein; then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the

Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

        SECTION 9.  Termination of Agreement.

                    (a) Termination; General. The Representative(s) may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, its subsidiaries, ORBCOMM and ORBIMAGE, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative(s), impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                    (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                 (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative(s) or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative(s) at North Tower, World Financial Center, New York, New York 10281-1201, attention of Robert Kramer; and notices to the Company shall be directed to it at 21700 Atlantic Boulevard, Dulles, Virginia 20166, attention of Legal Department.

     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13 GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                                   Very truly yours,

                                                   ORBITAL SCIENCES CORPORATION



                                                   By
                                                      --------------------------
                                                      Title:

CONFIRMED AND ACCEPTED,
    as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
J.P. MORGAN & CO.
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY DEAN WITTER
MORGAN STANLEY & CO. INCORPORATED


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                   INCORPORATED


By
   ----------------------------------------------
               Authorized Signatory


For themselves and as Representative(s) of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


          Name of Underwriter                                                            Number of
          -------------------                                                             Initial
                                                                                         Securities
                                                                                         ----------

 Merrill Lynch, Pierce, Fenner & Smith
          Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 J.P. Morgan Securities Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                         -----------
 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,750,000
                                                                                          =========




                                  Schedule A-1

                                   SCHEDULE B

                          ORBITAL SCIENCES CORPORATION

                        2,750,000 Shares of Common Stock
                          (Par Value $0.01 Per Share)





         The initial public offering price per share for the Securities,
determined as provided in said Section 2, shall be $   .

         The purchase price per share for the Securities to be paid by the
several Underwriters shall be $    , being an amount equal to the initial
public offering price set forth above less $     per share; provided that the
purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.





                                  Schedule B-1

                                   SCHEDULE C


                                                                                       Percentage Direct
                                                                                      or Indirect Orbital
                                                                                      Ownership Interest*
                                                                                      -------------------
Orbital Communications Corporation, a Delaware corporation                                      98.9/83.8%**
ORBCOMM USA, L.P., a Delaware limited partnership                                               51.0/42.7
Orbital Services Corporation, a Delaware corporation                                           100.0
Magellan DIS, Inc., a Delaware corporation                                                      67.5/57.9**
Magellan Corporation, a Delaware corporation, doing business as
  Magellan Systems Corporation                                                                  67.5/57.9**
Magellan Sistemas de Mexico, a Mexican corporation                                              67.5/57.9**
Magellan Foreign Sales Corp., a Barbados corporation                                            67.5/57.9**
Ashtech A/O, a Russian company                                                                  67.5/57.9**
Ashtech Europe Limited, a United Kingdom company                                                67.5/57.9**
MacDonald, Dettwiler Holdings Inc., a Canadian corporation                                     100.0
MacDonald, Dettwiler and Associates Ltd., a Canadian corporation                               100.0
MacDonald, Dettwiler Technologies Ltd., a British Columbia corporation                         100.0
MacDonald, Dettwiler Pty Ltd., an Australian corporation                                       100.0
Macdonald, Dettwiler Technologies Inc., a Delaware corporation                                 100.0
MacDonald, Dettwiler Limited, a United Kingdom corporation                                     100.0
MDA Services Ltd., a Canadian corporation                                                      100.0
Triathlon Mapping Corporation, a British Columbia corporation                                  100.0
Earth Observation Sciences Ltd., a United Kingdom corporation                                  100.0
Iotek, Inc., a Nova Scotia corporation                                                         100.0
Nies Mapping Group Inc., a Washington corporation                                              100.0
Orbital Commercial Systems, Inc., a Virginia corporation                                       100.0
Orbital International, Inc., a Virginia corporation                                            100.0
Orbital International Services, Inc., a Virginia corporation                                   100.0
Orbital International Asia, Ltd., a British West Indies corporation                            100.0
Engineering Technologies, Inc., a Virginia corporation                                         100.0
Orbital Space Systems, Inc., a Virginia corporation                                            100.0




--------------------

* Percentage ownership as it applies to ORBCOMM (as defined in this Agreement): 49.5/41.9; ORBIMAGE (as defined in this Agreement): 63/58; (which entities are not deemed subsidiaries for purposes of this Agreement).

**   Fully diluted basis





                                  Schedule C-1

                                 SCHEDULE D(1)

David W. Thompson
Jeffrey V. Pirone
Scott L. Webster
James R. Thompson
Robert R. Lovell
Robert D. Strain
Daniel E. Friedmann
Charles M. Boesenberg
Antonio L. Elias
Leslie C. Seeman



----------------------------------
(1)      List is subject to review by Representatives.





                                  Schedule D-1

                                                                     Exhibit A-1
                   FORM OF OPINION OF HOGAN & HARTSON L.L.P.
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)






                                 Exhibit A-1-1

                                 April ___, 1998


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
JP MORGAN & CO.
J.P. Morgan Securities Inc.
MORGAN STANLEY DEAN WITTER
Morgan Stanley & Co. Incorporated,
         as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith, Incorporated
North Tower
World Financial Center
New York, New York 10281-1209


Ladies and Gentlemen:

                  This firm has acted as counsel to Orbital Sciences Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of certain shares of Common Stock, par value of $0.01 per share (the "Shares"), pursuant to the terms of the Purchase Agreement dated April __, 1998 (the "Purchase Agreement") among each of you and the Company. This opinion letter is furnished to you pursuant to the requirements set forth in Section 5(b) of the Purchase Agreement in connection with the Closing thereunder on the date hereof. All capitalized terms used herein shall have the meanings set forth in the Purchase Agreement, unless otherwise defined herein.

                  For purposes of the opinions expressed in this letter, which are set forth in Paragraphs (a) through (p) below (the "Opinions"), we have examined copies of the following documents:

                  1.       Executed copy of the Purchase Agreement.

                  2. The Registration Statement on Form S-3 (No. 333-48679), as amended by Amendment Nos. 1 and 2 thereto (the "Registration Statement").

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 2

                  3. The final Prospectus dated April __, 1998, as filed pursuant to Rule 424(b)(_) under the Securities Act (the "Prospectus").

                  4. Memorandum to file regarding telephonic confirmation from the staff of the Securities and Exchange Commission (the "Commission") of the effectiveness of the Registration Statement.

                  5. A copy of the specimen certificate for the Shares to be issued pursuant to the Purchase Agreement.

                  6. The Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware on April 7, 1998 and as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Company's Certificate of Incorporation").

                  7. The Bylaws of the Company, as amended, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  8. A certificate of good standing of the Company issued by the Secretary of State of the State of Delaware on the date hereof.

                  9. Foreign qualification certificates of the Company issued by the Virginia State Corporation Commission, the Maryland State Department of Assessments and Taxation and the Secretaries of State of the States of Alabama, Arizona, California, Florida, New Mexico and West Virginia, dated April 7, 1998, April 8, 1998 or April 9, 1998, as applicable.

                  10. Certain resolutions of the Board of Directors of the Company adopted at a meeting held on March 24, 1998 and resolutions of

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 3
                           the Pricing Committee of the Board of Directors adopted at a meeting held on April___, 1998, in each case as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to authorization of the Purchase Agreement and arrangements in connection therewith.

                  11. Certain resolutions of the Board of Directors of the Company relating to prior stock issuances, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  12. The Amended and Restated Certificate of Incorporation of Magellan Corporation ("Magellan"), as amended, as certified by the Secretary of State of the State of Delaware on April 7, 1998 and as certified by an Assistant Secretary of Magellan on the date hereof as being complete, accurate and in effect.

                  13. The Bylaws of Magellan, as certified by an Assistant Secretary of Magellan on the date hereof as being complete, accurate and in effect.

                  14. A certificate of good standing of Magellan issued by the Secretary of State of the State of Delaware on the date hereof.

                  15. A foreign qualification certificate of Magellan (doing business as Magellan Systems Corporation) issued by the Secretary of State of the State of California dated April 7, 1998.

                  16. Certain resolutions of the Board of Directors of Magellan relating to prior stock issuances and the stock record books of Magellan, as certified by an Assistant Secretary of Magellan on the date hereof as being complete, accurate and in effect.

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 4

                  17. The Corrected Certificate of Incorporation of Magellan DIS, Inc. ("Magellan DIS"), as certified by the Secretary of State of the State of Delaware on April 7, 1998 and as certified by the Secretary of Magellan DIS on the date hereof as being complete, accurate and in effect.

                  18. The Bylaws of Magellan DIS, as certified by an Assistant Secretary of Magellan DIS on the date hereof as being complete, accurate and in effect.

                  19. A certificate of good standing of Magellan DIS issued by the Secretary of State of the State of Delaware on the date hereof.

                  20. Foreign qualification certificates of Magellan DIS issued by the Secretaries of State of the States of Michigan and Texas, each dated April 7, 1998.

                  21. Certain resolutions of the Board of Directors of Magellan DIS relating to prior stock issuances and the stock record books of Magellan DIS, as certified by an Assistant Secretary of Magellan DIS on the date hereof as being complete, accurate and in effect.

                  22. The Certificate of Incorporation of Orbital Communications Corporation ("OCC"), as amended, as certified by the Secretary of State of the State of Delaware on April 7, 1998 and as certified by an Assistant Secretary of OCC on the date hereof as being complete, accurate and in effect.

                  23. The Bylaws of OCC, as certified by an Assistant Secretary of OCC on the date hereof as being complete, accurate and in effect.

                  24. A certificate of good standing of OCC issued by the Secretary of State of the State of Delaware on the date hereof.

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 5

                  25. Foreign qualification certificates of OCC issued by the Virginia State Corporation Commission and the Secretary of State of the State of Arizona, dated April , 1998 and April 7, 1998, respectively.

                  26. Certain resolutions of the Board of Directors of OCC relating to prior stock issuances and the stock record books of OCC, as certified by an Assistant Secretary of OCC on the date hereof as being complete, accurate and in effect.

                  27. The Certificate of Limited Partnership of ORBCOMM USA, L.P. ("ORBCOMM USA"), as amended, as certified by the Secretary of State of the State of Delaware on April 7, 1998 and as certified by an Assistant Secretary of OCC, as a general partner of ORBCOMM Global, L.P. ("ORBCOMM Global"), which is a general partner of ORBCOMM USA, on the date hereof as being complete, accurate and in effect.

                  28. The Restated Agreement of Limited Partnership of ORBCOMM USA (the "ORBCOMM Partnership Agreement"), as certified by an Assistant Secretary of OCC, as a general partner of ORBCOMM Global, on the date hereof as being complete, accurate and in effect.

                  29. A certificate of good standing of ORBCOMM USA issued by the Secretary of State of the State of Delaware on the date hereof.

                  30. A foreign qualification certificate of ORBCOMM USA issued by the Virginia State Corporation Commission dated April 8, 1998.

                  31. The Articles of Incorporation of Engineering Technologies, Inc. ("Engineering Technologies"), as amended, as certified by the Virginia State Corporation Commission on April 8, 1998 and as

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 6

                           certified by an Assistant Secretary of Engineering Technologies on the date hereof as being complete, accurate and in effect.

                  32. The Bylaws of Engineering Technologies, as certified by an Assistant Secretary of Engineering Technologies on the date hereof as being complete, accurate and in effect.

                  33. A certificate of good standing of Engineering Technologies issued by the Virginia State Corporation Commission dated April 8, 1998 and telephonic confirmation of such good standing received on the date hereof.

                  34. Certain resolutions of the Board of Directors of Engineering Technologies relating to prior stock issuances and the stock record books of Engineering Technologies, as certified by an Assistant Secretary of Engineering Technologies on the date hereof as being complete, accurate and in effect.

                  35. The Articles of Incorporation of Orbital Space Systems, Inc. ("OSS"), as amended, as certified by the Virginia State Corporation Commission on April 8, 1998 and as certified by an Assistant Secretary of OSS on the date hereof as being complete, accurate and in effect.

                  36. The Bylaws of OSS, as certified by an Assistant Secretary of OSS on the date hereof as being complete, accurate and in effect.

                  37. A certificate of good standing of OSS issued by the Virginia State Corporation Commission dated April 8, 1998 and telephonic confirmation of such good standing received on the date hereof.

                  38. Certain resolutions of the Board of Directors of OSS relating to prior stock issuances and the stock record books of OSS, as

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 7

                           certified by an Assistant Secretary of OSS on the date hereof as being complete, accurate and in effect.

                  39. The Articles of Incorporation of Orbital Commercial Systems, Inc. ("OCS"), as amended, as certified by the Virginia State Corporation Commission on April 8, 1998 and as certified by an Assistant Secretary of OCS on the date hereof as being complete, accurate and in effect.

                  40. The Bylaws of OCS, as certified by the Secretary of OCS on the date hereof as being complete, accurate and in effect.

                  41. A certificate of good standing of OCS issued by the Virginia State Corporation Commission dated April 8, 1998 and telephonic confirmation of such good standing received on the date hereof.

                  42. Certain resolutions of the Board of Directors of OCS relating to prior stock issuances and the stock record books of OCS, as certified by an Assistant Secretary of OCS on the date hereof as being complete, accurate and in effect.

                  43. The Articles of Incorporation of Orbital International, Inc. ("Orbital International"), as amended, as certified by the Virginia State Corporation Commission on April 8, 1998 and as certified by an Assistant Secretary of Orbital International on the date hereof as being complete, accurate and in effect.

                  44. The Bylaws of Orbital International, as certified by an Assistant Secretary of Orbital International on the date hereof as being complete, accurate and in effect.

                  45. A certificate of good standing of Orbital International issued by the Virginia State Corporation Commission dated April 8, 1998

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 8

                           and telephonic confirmation of such good standing received on the date hereof.

                  46. Certain resolutions of the Board of Directors of Orbital International relating to prior stock issuances and the stock record books of Orbital International, as certified by an Assistant Secretary of Orbital International on the date hereof as being complete, accurate and in effect.

                  47. The Articles of Incorporation of Orbital International Services, Inc. ("International Services"), as amended, as certified by the Virginia State Corporation Commission on April 8, 1998 and as certified by an Assistant Secretary of International Services on the date hereof as being complete, accurate and in effect.

                  48. The Bylaws of International Services, as certified by an Assistant Secretary of International Services on the date hereof as being complete, accurate and in effect.

                  49. A certificate of good standing of International Services issued by the Virginia State Corporation Commission dated April 8, 1998 and telephonic confirmation of such good standing received on the date hereof.

                  50. Certain resolutions of the Board of Directors of International Services relating to prior stock issuances and the stock record books of International Services, as certified by an Assistant Secretary of International Services on the date hereof as being complete, accurate and in effect.

                  51. The Certificate of Limited Partnership of ORBCOMM Global, as amended, as certified by the Secretary of State of the State of Delaware on April 7, 1998 and as certified by the Secretary of

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 9

                           OCC, as a general partner of ORBCOMM Global, on the date hereof as being complete, accurate and in effect.

                  52. The Restated Agreement of Limited Partnership of ORBCOMM Global, as amended, as certified by the Secretary of OCC, as a general partner of ORBCOMM Global, on the date hereof as being complete, accurate and in effect.

                  53. The Amended and Restated Certificate of Incorporation of Orbital Imaging Corporation ("ORBIMAGE"), as certified by the Secretary of State of the State of Delaware on April 7, 1998 and as certified by the Secretary of ORBIMAGE on the date hereof as being complete, accurate and in effect.

                  54. The Amended and Restated Bylaws of ORBIMAGE, as certified by the Secretary of ORBIMAGE on the date hereof as being complete, accurate and in effect.

                  55. The [Articles of Arrangement] of MacDonald, Dettwiler Holdings Inc. ("MD Holdings"), as certified by the [Secretary] of MD Holdings on the date hereof as being complete, accurate and in effect.

                  56. The Bylaws of MD Holdings, as certified by the [Secretary] of MD Holdings on the date hereof as being complete, accurate and in effect.

                  57. The [Articles of Incorporation] of MacDonald, Dettwiler and Associates Ltd. ("MDA"), as certified by the [Secretary] of MDA on the date hereof as being complete, accurate and in effect.

                  58. The Bylaws of MDA, as certified by the [Secretary] of MDA on the date hereof as being complete, accurate and in effect.

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 10

                  59. Certain agreements and contracts to which the Company, any of the Subsidiaries (as hereinafter defined), MD Holdings or MDA is a party filed as an exhibit to the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1997 (collectively, the "Material Contracts").

                  60. A certificate of an Assistant Secretary of the Company, dated as of the date hereof, as to the incumbency and signatures of certain officers of the Company.

                  61. A certificate of certain officers of the Company, dated as of the date hereof, as to certain facts relating to the Company and the Subsidiaries.

                  62. A certificate of certain officers of MD Holdings and MDA as to certain facts relating to MD Holdings and MDA.

                  Magellan, Magellan DIS, OCC, ORBCOMM USA, Engineering Technologies, OSS, OCS, Orbital International and International Services are sometimes hereinafter referred to collectively as the "Subsidiaries."

                  For purposes of rendering the Opinions, we have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company, any of the Subsidiaries, MD Holdings or MDA. In our examination of the Purchase Agreement and the aforesaid certificates, records, documents and agreements, we have assumed the genuineness of all signatures (other than those on behalf of the Company on the Purchase Agreement), the legal capacity of all natural persons, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the authenticity, accuracy and completeness of the foregoing certifications (of public officials, governmental agencies and departments, corporate officers and individuals) and statements of fact, on which we are relying, and have made no independent investigations thereof.

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 11

In rendering the Opinions we have relied as to factual matters, without independent investigation, upon the representations, warranties and certifications made by the Company in or pursuant to the Purchase Agreement and upon the officers' certificates identified in Paragraphs 60, 61 and 62 above. The Opinions are given in the context of the foregoing.

                  As used in this opinion letter, the phrase "to our knowledge" means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers in the firm who have given substantive legal attention to representing the Company in connection with corporate law matters.

                  Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

                  The Opinions are based as to matters of law solely on applicable provisions of (i) federal securities statutes and regulations, (ii) the General Corporation Law of the State of Delaware, as amended (the "Delaware Corporation Law"), (iii) the Delaware Revised Uniform Limited Partnership Act, as amended (the "Delaware Limited Partnership Act"), (iv) the Virginia Stock Corporation Act, as amended (the "Virginia Corporation Act") and (v) New York law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as state securities or "blue sky" laws or federal or state communications laws); it being understood that, with respect to clauses (i) and
(v) above, the Opinions are based upon our review of those laws, statutes and regulations that, in our experience, are normally applicable to the transactions contemplated in the Purchase Agreement. The Opinions expressed in Paragraphs (b) and (d) below as to the authorization of the Company and certain of the Subsidiaries to transact business as foreign corporations or limited partnerships, as the case may be, in any jurisdiction other than the Commonwealth of Virginia are based solely upon a review of the certificates issued by governmental officials referred to in such Paragraphs. We note that MDA and MD Holdings are Canadian corporations and, for purposes of the Opinions

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 12


regarding MDA and MD Holdings, we have assumed that the relevant laws of Canada are the same in substance as the Delaware Corporation Law.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that:

                  (a) The Company was incorporated, and is validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and corporate authority to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

                  (b) The Company is authorized to transact business as a foreign corporation in the Commonwealth of Virginia and the States of Maryland, Alabama, Arizona, California, Florida, New Mexico and West Virginia as of the respective dates of the certificates specified in Paragraph 9 above and is in good standing as of such dates to the extent so stated in such certificates.

                  (c) The authorized capital stock of the Company, as of December 31, 1997, was as set forth under the caption "Capitalization" in the Prospectus. All shares of Common Stock shown as issued and outstanding under such caption have been duly authorized and are validly issued, fully paid and nonassessable, and were not issued in violation of (i) any preemptive rights under the Company's Certificate of Incorporation or the Delaware Corporation Law or (ii) to our knowledge, similar contractual rights.

                  (d) Each of Magellan, Magellan DIS and OCC was incorporated, and is validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and corporate authority to own, lease and operate its current properties and to conduct its business as described in the Prospectus. Each of Magellan, Magellan DIS and OCC is authorized to transact business as a foreign corporation in each jurisdiction identified in Paragraphs 15, 20 and 25 above, respectively, as of the respective dates of the certificates specified in such Paragraphs and is in good standing as of such dates to the extent so stated in such certificates.

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 13

                  (e) All of the outstanding shares of capital stock of each of Magellan, Magellan DIS and OCC (i) have been duly authorized and are validly issued, fully paid and nonassessable, and (ii) to our knowledge, were not issued in violation of any preemptive rights under such Subsidiary's certificate of incorporation or under the Delaware Corporation Law or in violation of any similar contractual rights.

                  (f) Each of Engineering Technologies, OSS, OCS, Orbital International and International Services was incorporated, and is validly existing and in good standing under the laws of the Commonwealth of Virginia, and has the corporate power and corporate authority to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

                  (g) All of the outstanding shares of capital stock of each of Engineering Technologies, OSS, OCS, Orbital International and International Services (i) have been duly authorized and are validly issued, fully paid and nonassessable, and (ii) to our knowledge, were not issued in violation of any preemptive rights under such Subsidiary's articles of incorporation or under the Virginia Corporation Act or in violation of any similar contractual rights.

                  (h) ORBCOMM USA is a limited partnership formed, validly existing and in good standing under the laws of the State of Delaware, and has the limited partnership power and limited partnership authority to own, lease and operate its current properties and to conduct its business as described in the Prospectus. ORBCOMM USA is authorized to transact business as a foreign limited partnership in the Commonwealth of Virginia as of the date of the certificate specified in Paragraph 30 above. The partnership interests of OCC and ORBCOMM Global in ORBCOMM USA have been authorized for issuance, are validly issued and are fully paid.

                  (i) The Company has the corporate power and corporate authority to execute and deliver the Purchase Agreement and to perform its obligations thereunder. The Purchase Agreement has been duly authorized, executed, and delivered on behalf of the Company.

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 14

                  (j) The Shares have been duly authorized and, when issued in accordance with the provisions of the Purchase Agreement, will be validly issued, fully paid and non-assessable. No holder of outstanding shares of Common Stock of the Company has any preemptive right under the Delaware Corporation Law or under the Company's Certificate of Incorporation or Bylaws or, to our knowledge, any contractual right, to subscribe for any of the Shares. Under
Section 102(b) of the Delaware Corporation Law, no holder of the Shares is subject to personal liability for the payment of the Company's debts except by reason of such holder's own conduct or acts. The form of certificate used to evidence the Shares complies in all material respects with any applicable requirements of the Delaware Corporation Law and the Company's Certificate of Incorporation and Bylaws.

                  (k) The Registration Statement has been declared effective under the Securities Act, the required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the 1933 Act have been made in the manner and within the time period required by Rule 424(b) and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are threatened by the Commission.

                  (l) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (except for the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The documents incorporated by reference in the Prospectus (except for the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                  (m) The information in the Prospectus under the caption "Description of Capital Stock," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us, and is correct in all

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 15

material respects. The Common Stock conforms in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Capital Stock -- Common Stock."

                  (n) The execution, delivery and performance as of the date hereof by the Company of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement, including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds," do not (i) violate the Company's Certificate of Incorporation or its Bylaws, the certificates or articles of incorporation, bylaws, certificate of limited partnership or limited partnership agreement, as applicable, of any of the Subsidiaries, ORBIMAGE's certificate of incorporation, ORBIMAGE's bylaws, ORBCOMM Global's certificate of limited partnership, ORBCOMM Global's limited partnership agreement, MDA's [articles of incorporation] or bylaws, MD Holdings' [articles of arrangement] or bylaws, or the Delaware Corporation Law, the Delaware Limited Partnership Act or the Virginia Corporation Act, as applicable,
(ii) to our knowledge, violate any order, judgment, decree or arbitration award binding upon the Company, any of the Subsidiaries, MDA or MD Holdings, (iii) whether with or without the giving of notice or lapse of time or both, breach or constitute a default or a Repayment Event under any Material Contract or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Subsidiaries, MDA or MD Holdings pursuant to any Material Contract. No approval or consent of, or registration or filing with, any federal (except as to (i) federal securities laws, as to which we express no opinion in this Paragraph and (ii) federal communications laws), Delaware, Virginia or New York governmental agency is required to be obtained or made by the Company in connection with the execution, delivery and performance as of the date hereof by the Company of the Purchase Agreement.

                  (o) The Company is not, and immediately after giving effect to the issuance and sale of the Shares (assuming the application of the proceeds therefrom in accordance with the statements in the Registration Statement and Prospectus under the caption "Use of Proceeds") will not be, required to be registered as an "investment company" under the 1940 Act.

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 16

                  (p) To our knowledge, the Company or a Subsidiary owns of record the interests in the Subsidiaries, ORBIMAGE and ORBCOMM Global set forth on Schedule C to the Purchase Agreement free and clear of security interests, claims, liens or similar encumbrances. To our knowledge, the shares of MD Holdings owned of record by the Company as set forth on such Schedule C are free and clear of security interests, claims, liens or similar encumbrances.


                                    * * * * *

                  During the course of the preparation of the Registration Statement, we participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and with you and your representatives. While we have not undertaken to determine independently, and we do not assume any responsibility for, the accuracy, completeness, or fairness of the statements in the Registration Statement or Prospectus (except to the extent set forth in Paragraph (m) above), we may state on the basis of these conferences and our activities as counsel to the Company in connection with the Registration Statement that no facts have come to our attention which cause us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of its date or the date hereof, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed;

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JP Morgan & Co.
J.P. Morgan Securities, Inc.
Morgan Stanley Dean Witter
Morgan Stanley & Co., Incorporated
April __, 1998
Page 17

provided that in making the foregoing statements (which shall not constitute an opinion), we are not expressing any views as to the financial statements and supporting schedules and other financial information and data included in or omitted from the Registration Statement or the Prospectus and provided further, that any statement contained in any documents incorporated by reference in the Registration Statement or the Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in the Registration Statement or the Prospectus, as the case may be, modifies or supersedes such statement. Any statement as modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.


                                    * * * * *


                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the Closing under the Purchase Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                                               Very truly yours,



                                               HOGAN & HARTSON L.L.P.

                                                                     Exhibit A-2
               FORM OF OPINION OF FARRIS, VAUGHN, WILLS & MURPHY
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         Each of MacDonald, Dettwiler and Associates Ltd. ("MDA") and MacDonald, Dettwiler Holdings Inc. ("MDHoldings") is a corporation duly organized and validly existing under the laws of Canada, and is in good standing with respect to the filing of annual returns and financial statements under the Canadian Business Corporations Act and is duly qualified as a foreign corporation to transact business and is in good standing in each Canadian jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Each of MDA and MDHoldings has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Prospectus.

         All of the issued and outstanding capital stock of each of MDA and MDHoldings has been duly authorized and validly issued, is fully paid and non-assessable.(1)



------------------------------
(1) Please note that the revisions to the form of Canadian counsel's opinion letter reflected on this blackline are subject to agreement that the removed opinions will be delivered, with respect to MDA and MDHoldings, by the Company's internal counsel or Hogan & Hartson.





                                 Exhibit A-2-1

                                                                     Exhibit A-3
             FORM OF OPINION OF HALPRIN, TEMPLE, GOODMAN & SURGRUE
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         The information in the Prospectus under "Business--Regulation" and in the Company's annual report on Form 10-K filed with the Commission on March 26, 1998 under "Business--Regulation", to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         All descriptions in the Registration Statement of the status of regulatory and licensing matters are accurate in all material respects.





                                 Exhibit A-3-1

                                                                     Exhibit A-4


          FORM OF OPINION OF INTERNAL COUNSEL FOR ORBCOMM GLOBAL L.P.
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         ORBCOMM has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, has limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         All of the partnership interests in ORBCOMM (i) have been duly authorized and validly issued, are fully paid and nonassessable and (ii) to our knowledge, are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except as disclosed in the Prospectus) and were not issued in violation of the preemptive or similar rights of any partner in ORBCOMM.

         To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which ORBCOMM is a party, or to which the property of ORBCOMM is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of ORBCOMM or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

         To the best of my knowledge, ORBCOMM is not in violation of its charter or by-laws and no default by ORBCOMM exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.





                                 Exhibit A-4-1

                                                                     Exhibit A-5


      FORM OF OPINION OF INTERNAL COUNSEL FOR ORBITAL IMAGING CORPORATION
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         ORBIMAGE has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. ORBIMAGE has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

         All of the issued and outstanding capital stock of ORBIMAGE (i) has been duly authorized and validly issued, is fully paid and non-assessable and
(ii) to our knowledge, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except as disclosed in the Prospectus), and was not issued in violation of the preemptive or similar rights of any securityholder of ORBIMAGE.

         To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which ORBIMAGE is a party, or to which the property of ORBIMAGE is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of ORBIMAGE or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

         To the best of my knowledge, ORBIMAGE is not in violation of its charter or by-laws and no default by ORBIMAGE exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.





                                 Exhibit A-5-1

                                                                     Exhibit A-6


              FORM OF OPINION OF INTERNAL COUNSEL FOR THE COMPANY
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)



         To the best of our knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.






                                 Exhibit A-5-1

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
SECTION 5(I)

                                                                       Exhibit B


                                         April [14], 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
J.P. MORGAN & CO.
J.P. Morgan Securities Inc.
MORGAN STANLEY DEAN WITTER
Morgan Stanley & Co. Incorporated
  as Representative(s) of the several Underwriters to be named in the within-mentioned
   Purchase Agreement

c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

         Re:     Proposed Public Offering by Orbital Sciences Corporation

Dear Sirs:

         The undersigned, a stockholder and an officer and/or director of Orbital Sciences Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), J. P. Morgan & Co., J.P. Morgan Securities Inc. and Morgan Stanley Dean Witter, Morgan Stanley & Co. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $0.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement (the "Lock-Up Period"), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (collectively, "Transfer"), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of





                                  Exhibit B-1
disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that nothing contained in this letter will prohibit the Transfer by the undersigned of up to 10,000 shares of Common Stock during the Lock-Up Period or the Transfer of any stock options (and underlying shares of Common Stock) that expire during the Lock-Up Period.


                                               Very truly yours,



                                               Signature:
                                                          ----------------------

                                               Print Name:
                                                          ----------------------





                                  Exhibit B-2

                                                                         Annex A


          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)

We are independent certified public accountants with respect to the Company and ORBCOMM within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

                   (i) in our opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

                  (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of all meetings of the stockholders and directors of the Company and the audit and finance, strategy and technology and human resources and nominating Committees of the Company's Board of Directors, inquiries of certain officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

                          (A) at a specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock of the Company and its subsidiaries or any decrease in the net current assets or stockholders' equity of the Company or any increase in the long-term debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                          (B) for the period from January 1, 1998 to a specified date not more than five days prior to the date of this Agreement, there was any decrease in the Company's revenues, operating income, gross profit, net income before income taxes or in the total or per share amounts of income before extraordinary items or net income, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

         (iii) based upon the procedures set forth in clause (ii) above and a reading of the "Selected Consolidated Financial Data" included in the Registration Statement and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the "Selected Consolidated Financial Data" included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the "Selected Consolidated Financial Data" are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration





                                   Annex A-1

Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles;

         (iv) we have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and, on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K; and

         (v)              in addition to the procedures referred to in clause
(ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement or incorporated by reference therein, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.





                                   Annex A-2